                                AUDITORS' CONSENT



The Board of Directors
MPSI Systems Inc.:



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32503) pertaining to the MPSI Systems Inc. Matching Investment Plan and in the related Prospectus of our report dated June 25, 1999, with respect to the financial statements and supplemental schedules of the MPSI Systems Inc. Matching Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                                               ERNST & YOUNG LLP


Tulsa, Oklahoma
June 25, 1999



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